SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 19, 2009

AMERON INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-9102	77-0100596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 South Los Robles Avenue	91101
Pasadena, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  (626) 683-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2009, the Company issued a press release announcing that, effective as of that date, it has eliminated the position of Chief Operating Officer and has restructured its management team as follows:

(1)	James S. Marlen, Chairman and Chief Executive Officer, has taken on the additional title of President;

(2)	Gary Wagner has become Senior Vice President, Finance and Administration, and Chief Financial Officer; and

(3)	James R. McLaughlin has become Senior Vice President, Corporate Development, and Treasurer.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company has entered into a letter agreement with Mr. McLaughlin, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Pursuant to this letter agreement, Mr. McLaughlin’s compensation for fiscal years 2009, 2010 and 2011 will not be changed, or determined in a different manner than it was determined for fiscal year 2008, solely as a result of the change in his title. If Mr. McLaughlin elects to take early retirement on June 1, 2011, then: (i) the Company will pay him a pro rata annual Management Incentive Compensation Plan bonus of $180,000 for fiscal year 2011; (ii) all then-unvested restricted stock granted to him after January 1, 2010 will vest in full on June 1, 2011; and (iii) the Company will retain him as a full-time consultant from June 2, 2011 to June 1, 2012 at an annual retainer of $180,000.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated October 19, 2009 between the Company and James R. McLaughlin
99.1	News Release dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AMERON INTERNATIONAL CORPORATION

Dated:	October 19, 2009	By:	/s/ Stephen E. Johnson
Stephen E. Johnson
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
10.1	Letter Agreement dated October 19, 2009 between the Company and James R. McLaughlin
99.1	News Release dated October 19, 2009

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